Exhibit 99.1
Directed Electronics Extends Contract With SIRIUS Satellite Radio
VISTA, California (April 29, 2008) — Directed Electronics, Inc. (Nasdaq: DEIX) announced today that it has amended certain terms and extended its distribution agreement with SIRIUS Satellite Radio, Inc. to January 31, 2009.
James E. Minarik, President and Chief Executive Officer of Directed, said, “Together with SIRIUS, over the past three years, we have achieved the #1 position in aftermarket satellite radio sales, and are once again pleased to extend our relationship. By extending the contract from August 31, 2008 into 2009, we have the opportunity to generate significant sales of SIRIUS branded products this year, given that roughly 50% of our 2007 satellite radio sales occurred in the fourth quarter. We also look forward to what we hope will be the final approval of the SIRIUS/XM merger in the very near future, which we expect to improve retail consumer demand.”
The amendment also contains certain provisions that further reduce Directed’s exposure to satellite radio product warranty costs.
Mr. Minarik continued, “In the third quarter of 2007, our earnings were adversely impacted by a $4.3 million increase to our warranty expense principally related to our satellite radio business. With this new amendment, the risk of unexpected satellite radio warranty expense is expected to decrease significantly, while concurrently improving our ability to provide superior service to our satellite radio customers. Cumulatively, we believe these changes will lead to improved financial results for this business.”
About Directed Electronics
Headquartered in Southern California, Directed Electronics is the largest designer and marketer in North America of premium home theater loudspeakers sold under the Polk Audio® and Definitive Technology® brand names, and consumer-branded vehicle security and remote start systems sold under the Viper®, Clifford®, Python® and Autostart® brand names. Directed is also the largest aftermarket supplier of SIRIUS satellite radios and accessories, and a major supplier of mobile audio and video. Directed markets its broad portfolio of products through many channels including leading national retailers and specialty chains throughout North America, and around the world. Founded in 1982, the company has more than 500 employees and operations in California, Maryland, Canada, Europe and Asia. For more information, please visit http://www.directed.com.
Forward-Looking Statements
Certain statements in this news release that are not historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “may,” “should,” “might,” “believe,” “expect,” “anticipate,” “estimate” and similar words, although some may be expressed differently. Forward-looking statements in this release include, but are not limited to, statements as to the approval of the SIRIUS/XM merger, satellite radio warranty expense, and financial results of Directed’s satellite radio business. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results of Directed to be materially different from historical results or from any results expressed or implied by such forward- looking statements. These factors include competition in the consumer electronics industry, development of new products and changing demand of customers, reliance on certain key customers, adverse developments affecting SIRIUS Satellite Radio, decline in consumer spending, reliance on certain manufacturers and their ability to maintain satisfactory delivery schedules, disruption in supply chain, shortages of components and materials, economic risks associated with changes in social, political, regulatory, and economic conditions in the countries where our products are manufactured, quality installation of products by customers, significant product returns or product liability claims, compliance with various state and local regulations, risks with international operations, impairment of goodwill and intangible assets, claims related to intellectual property, ability to service debt obligations, restrictive terms of our senior secured credit facility, vulnerability to increases in interest rates, disruption in distribution centers, ability to raise additional capital if needed, dependence on senior management, ability to realize on investments made in the business, and integration of acquired businesses. Certain of these factors, as well as various additional factors, are discussed from time to time in the reports filed by Directed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2007. Directed disclaims any intent or obligation to update these forward-looking statements.
Contacts:
Kevin Duffy
Chief Financial Officer
Phone: (760) 598-6200
John Mills
Integrated Corporate Relations
Phone: (310) 954-1100